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                                                                    Exhibit 99.4

                               LETTER TO CLIENTS
                                   REGARDING

                       HAIGHTS CROSS COMMUNICATIONS, INC.

                               OFFER TO EXCHANGE
                     12 1/2% SENIOR DISCOUNT NOTES DUE 2011
                                      FOR
                            ANY AND ALL OUTSTANDING
                     12 1/2% SENIOR DISCOUNT NOTES DUE 2011

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M., NEW YORK
CITY TIME, ON                     , 2004 UNLESS THE OFFER IS EXTENDED. TENDERS
MAY BE WITHDRAWN PRIOR TO 12:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION
DATE.

To Our Client:

     We are enclosing herewith a Prospectus, dated           , 2004, of Haights
Cross Communications, Inc., a Delaware corporation (the "Company") and a related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Exchange Offer"), relating to the offer by the Company to exchange up to $135 million in aggregate principal amount at maturity of 12 1/2% Senior Discount Notes due 2011 of the Company (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $135 million in aggregate principal amount at maturity of 12 1/2% Senior Discount Notes due 2011 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes will not contain the terms with respect to transfer restrictions, registration rights and receipt of liquidated damages that relate to the Old Notes.

     The enclosed material is being forwarded to you as the beneficial owner of Old Notes held by us for your account or benefit but not registered in your name. An exchange of Old Notes may only be made by us as the registered holder pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange Old Notes in the Exchange Offer. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR BENEFICIAL OWNERSHIP OF OLD NOTES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all of your Old Notes held by us for your account or benefit pursuant to the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes and confirming that we may make the representations contained in the Letter of Transmittal.

     Your attention is directed to the following:

     1.  THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON
                   , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE").

     2. Tenders of Old Notes may be withdrawn at any time prior to 12:00 a.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned on any minimum principal amount at maturity of Old Notes being tendered for exchange.
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     3.  Old Notes may be tendered only in denominations of $1,000 in principal amount at maturity and integral multiples thereof.

     4. Old Notes not tendered pursuant to the Exchange Offer will continue to be subject to certain restrictions on transfer. Moreover, the trading market for Old Notes not exchanged in the Exchange Offer may be significantly more limited than it is at present.

     5.  The Company has agreed to pay the expenses of the Exchange Offer.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish us to tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. If you authorize a tender of your Old Notes, the entire principal amount at maturity of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions must be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date. AGAIN, PLEASE NOTE THAT THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU ONLY FOR INFORMATIONAL PURPOSES, AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                                        2
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                       HAIGHTS CROSS COMMUNICATIONS, INC.

                               OFFER TO EXCHANGE
                     12 1/2% SENIOR DISCOUNT NOTES DUE 2011
                                      FOR
                            ANY AND ALL OUTSTANDING
                     12 1/2% SENIOR DISCOUNT NOTES DUE 2011

Instructions to Registered Holder from Beneficial Owner

     The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus and related Letter of Transmittal in connection with the offer by the Company to exchange Exchange Notes for Old Notes.

     This will instruct you to tender the principal amount at maturity of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal.

     The undersigned represents that (i) the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes, (iii) the undersigned is not an "affiliate," as defined under Rule 405 under the Securities Act, of the Company and (iv) the undersigned is not a "broker" or "dealer" tendering Old Notes acquired directly from the Company.

Sign here:  -----------------------------------------       Dated:  -----------------------------------------
                         (SIGNATURE(S))

Securities which are to be tendered:

[ ] Tender all of the Old Notes

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                             NAME(S) (PLEASE PRINT)

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                                    ADDRESS

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                                    ZIP CODE

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                         AREA CODE AND TELEPHONE NUMBER

*Unless otherwise indicated, it will be assumed that all of the Old Notes listed are to be tendered.